Twenty First Amendment to Transaction Documents

This Twenty First Amendment to the Transaction (this "**Amendment**") is effective as of November 14, 2024 ("Effective Date"), by and between Puritan Partners LLC, a New York limited liability company ("**Puritan Partners**") and Curative Biotechnology, Inc., a Florida corporation (the "**Company**"), having its principal place of business at 1825 NW Corporate Blvd., Suite 110 Boca Raton, FL 33431, each a "**Party**" and collectively the "**Parties**". Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement, dated as of March 2, 2022, as amended, entered between the Parties (the "**Securities Purchase Agreement**").

Recitals

WHEREAS, pursuant to the Transaction Documents, Puritan Partners purchased a 12.5% Original Issue Discount Senior Secured Note in the principal amount of $1,142,857.14 due March 2, 2023 (as amended, the "Note") and was issued a common stock purchase warrant to purchase 22,857,143 shares of the common stock at $0.0001 exercise price (as amended, the "Warrant");

WHEREAS, Puritan Partners and Company are parties to the Transaction Documents, which were previously amended on August 18, 2022, October 2, 2022, October 14, 2022, November 2, 2022, November 16, 2022, December 16, 2022, January 11, 2023, January 31, 2023, February 17, 2023, March 16, 2023, April 5, 2023, May 2, 2023, July 2, 2023, December 1, 2023, December 18, 2023, January 29, 2024, April 25, 2024, May 21, 2024, July 15, 2024, and September 15, 2024 and the parties now desire to further amend the respective Transaction Documents in accordance with the terms of this Amendment.

WHEREAS, as of November 14, 2024, the Company hereby acknowledges that it is indebted to Puritan Partners under the Puritan Partners' Note in the amount of $2,574,150 and that such Puritan Partners' Note continues to accrue in accordance with its terms (including without limitation, Sections 2 (c) and 8 thereof).

WHERAS, the Company would like to extend the term of the Puritan Partners' Note in order to have time to properly consummate discussions with potential financing sources it is currently engaging in order to raise capital in order to advance its business plan.

NOW, THEREFORE, in consideration of the following and other consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

(a) Maturity Date. The definition of "Maturity Date" set forth in the second paragraph of the Note is deleted in its entirety and hereby replaced with the following: "November 15, 2025". In conjunction therewith, the Note shall be designated as the 12.5% Original Issue Discount Senior Secured Note due November 15, 2025. The extension of the Maturity Date of the Note to November 15, 2025 is contingent upon UC Asset LP's 12% Interest Promissory Note (the "UC Asset Note") being amended in writing to extend its maturity date to a date no earlier than November 15, 2025.

(b) Commencing December 15, 2024 and on the fifteenth day of each succeeding month through and including the Maturity Date, the Company will commence making monthly interest payments in the minimum amount of $17,143. In the event the closing of the Qualified Offering occurs prior to the Maturity Date, the interest will be due and payable immediately upon the closing of the Qualified Offering.

(c) The extension of the Maturity Date as described in paragraph (a) above shall not limit the ability of Puritan Partners to exercise its conversion rights pursuant to Section 4 of the Note.

(d) The Company and its affiliates shall be restricted from making monthly payments on account of the UC Asset LP Note in excess of $3,000 per month or any other payment thereon, without the prior written consent of the undersigned.

(e) The following paragraph shall be added to Section 5(d) of the Note: "The Company shall be required to offer to prepay in cash all or a portion of the aggregate principal amount of the Note at 100% of the principal amount thereof plus any unpaid accrued interest to the prepayment date with 25% of the net proceeds received from the sale in one transaction or a series of related transactions of common or preferred equity or debt securities of the Company in excess of $1,500,000 on or prior to the Maturity Date. For purposes of clarity, if the Company raises $1,500,000 as above, it shall be required to offer to repay $375,000 principal amount of the Note. Such payment shall be made on the date of each such capital raise exceeding the threshold amount set forth above and in each case the Company shall have provided five (5) days' notice to Holder of such offer to prepay."

Each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first written above and will become effective as of the Effective Date.

CURATIVE BIOTECHNOLOGY, INC.

Name: Richard Garr
Title: Chief Executive Officer

Puritan Partners LLC

By: ______________________________

Name: Richard Smithline
Title: Managing Member